UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2004

RYDER SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 NW 82nd Avenue Miami, Florida	33166

(Address of Principal Executive Offices)	(Zip Code)

(305) 500-3726

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     On October 25, 2004, Ryder System, Inc. (the “Company”) issued a press release reporting its financial results for the three and nine month periods ended September 30, 2004 (the “Press Release”). The Company also hosted a conference call and webcast on October 25, 2004, during which a presentation was made on the Company’s financial results for the three and nine month periods ended September 30, 2004 (the “Presentation”). The Press Release and the Presentation are available on the Company’s website and are attached hereto as Exhibits 99.1 and 99.2, respectively.

     The Press Release and the Presentation include information regarding the Company’s earnings per share excluding gain on headquarters sale which is a non-GAAP financial measure as defined by SEC regulations. The Company believes that this non-GAAP financial measure provides useful information to investors as the measure excludes from the Company’s GAAP earnings a one-time gain unrelated to the Company’s ongoing business operations.

     The information in this Report, including Exhibits 99.1 and 99.2, are being furnished pursuant to Item 2.02 of Form 8-K and General Instruction B.2 thereunder.

Item 9.01(c) Exhibits

     The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit 99.1	Press Release, dated October 25, 2004, reporting Ryder System, Inc.’s financial results for the three and nine month periods ended September 30, 2004.

Exhibit 99.2	Presentation prepared for a conference call and webcast held on October 25, 2004, relating to Ryder System, Inc.’s financial results for the three and nine month periods ended September 30, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2004	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Tracy A. Leinbach
Tracy A. Leinbach, Executive
Vice President and Chief Financial Officer

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